Exhibit 99.77(c)

ITEM 77C – Matters Submitted to a vote of security holders

1.

A special meeting of shareholders of ING Separate Portfolios Trust was held on May 6, 2013 to elect 13 nominees to the Board of Trustees (the “Board”) of the Trust.

	For All	Withold All	For all Except	Broker non-vote	Total Shares Voted
Colleen D. Baldwin	40,609,230.792	2,223,204.500	0.000	0.000	42,832,435.292
John V. Boyer	40,544,722.792	2,287,712.500	0.000	0.000	42,832,435.292
Patricia W. Chadwick	40,604,521.792	2,227,913.500	0.000	0.000	42,832,435.292
Albert E. DePrince, Jr.	40,434,745.792	2,397,689.500	0.000	0.000	42,832,435.292
Peter S. Drotch	40,491,032.792	2,341,402.500	0.000	0.000	42,832,435.292
J. Michael Earley	40,541,723.792	2,290,711.500	0.000	0.000	42,832,435.292
Martin J. Gavin	40,581,706.792	2,250,728.500	0.000	0.000	42,832,435.292
Russell H. Jones	40,510,476.792	2,321,958.500	0.000	0.000	42,832,435.292
Patrick W. Kenny	40,497,005.792	2,335,429.500	0.000	0.000	42,832,435.292
Shaun P. Mathews	40,530,902.792	2,301,532.500	0.000	0.000	42,832,435.292
Joseph E. Obermeyer	40,538,673.792	2,293,761.500	0.000	0.000	42,832,435.292
Sheryl K. Pressler	40,607,536.792	2,224,898.500	0.000	0.000	42,832,435.292
Roger B. Vincent	40,461,260.792	2,371,174.500	0.000	0.000	42,832,435.292

The proposal passed.

2.

A special meeting of shareholders of the ING Emerging Markets Hard Currency Debt Fund was held on May 6, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) to approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management (“IIM”) with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) to approve a modification to the current manager-of-managers policy with respect to the Fund to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	15,066,046.017	821,267.000	1,571,961.000	0.000	17,459,274.017
2	14,919,361.017	909,054.000	1,630,859.000	0.000	17,459,274.017
3	14,366,566.684	1,629,998.667	1,462,708.666	0.000	17,459,274.017

Proposals did not pass; Adjourned to May 13, 2013

3.

A special meeting of shareholders of the ING Emerging Markets Hard Currency Debt Fund was held on May 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) to approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management (“IIM”) with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) to approve a modification to the current manager-of-managers policy with respect to the Fund to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	15,066,046.017	821,267.000	1,571,961.000	0.000	17,459,274.017
2	14,919,361.017	909,054.000	1,630,859.000	0.000	17,459,274.017
3	14,366,566.684	1,629,998.667	1,462,708.666	0.000	17,459,274.017

Proposals passed.

4.

A special meeting of shareholders of the ING Emerging Markets Local Currency Debt Fund was held on May 6, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) to approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management (“IIM”) with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) to approve a modification to the current manager-of-managers policy with respect to the Fund to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	12,646,106.013	680,227.000	1,304,689.000	0.000	14,631,022.013
2	12,526,589.013	753,533.000	1,350,900.000	0.000	14,631,022.013
3	12,064,272.013	1,351,383.000	1,215,367.000	0.000	14,631,022.013

Proposals did not pass; Adjourned to May 13, 2013

5.

A special meeting of shareholders of the ING Emerging Markets Local Currency Debt Fund was held on May 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) to approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management (“IIM”) with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) to approve a modification to the current manager-of-managers policy with respect to the Fund to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	12,646,106.013	680,227.000	1,304,689.000	0.000	14,631,022.013
2	12,526,589.013	753,533.000	1,350,900.000	0.000	14,631,022.013
3	12,064,272.013	1,351,383.000	1,215,367.000	0.000	14,631,022.013

Proposals passed.

6.

A special meeting of shareholders of the ING Emerging Markets Corporate Debt Fund was held on May 6, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) to approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management (“IIM”) with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) to approve a modification to the current manager-of-managers policy with respect to the Fund to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	8,416,206.014	456,583.000	872,006.000	0.000	9,744,795.014
2	8,341,877.681	499,725.667	903,191.666	0.000	9,744,795.014
3	8,031,406.681	902,729.667	810,658.666	0.000	9,744,795.014

Proposals did not pass; Adjourned to May 13, 2013

7.

A special meeting of shareholders of the ING Emerging Markets Corporate Debt Fund was held on May 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) to approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management (“IIM”) with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) to approve a modification to the current manager-of-managers policy with respect to the Fund to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	8,416,206.014	456,583.000	872,006.000	0.000	9,744,795.014
2	8,341,877.681	499,725.667	903,191.666	0.000	9,744,795.014
3	8,031,406.681	902,729.667	810,658.666	0.000	9,744,795.014

Proposals passed.

8.

A special meeting of shareholders of the ING Investment Grade Credit Fund was held on May 6, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investment Management (“IIM”) prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) to approve a new investment advisory agreement with ING Investments, LLC and new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management (“IIM”) with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; 3) to approve a change in the fundamental investment policy on concentration with respect to the Fund; 4) to approve a manager-of-managers policy with respect to the Credit Fund to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Fund's shareholders; and 5) to approve a modification to the current manager-of-managers policy with respect to the Fund to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	952,228.117	0.000	0.000	0.000	952,228.117
2	952,228.117	0.000	0.000	0.000	952,228.117
3	952,228.117	0.000	0.000	0.000	952,228.117
4	952,228.117	0.000	0.000	0.000	952,228.117
5	952,228.117	0.000	0.000	0.000	952,228.117

Proposals did not pass; Adjourned to May 13, 2013.

9.

A special meeting of shareholders of the ING Investment Grade Credit Fund was held on May 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investment Management (“IIM”) prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) to approve a new investment advisory agreement with ING Investments, LLC and new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management (“IIM”) with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; 3) to approve a change in the fundamental investment policy on concentration with respect to the Fund; 4) to approve a manager-of-managers policy with respect to the Credit Fund to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Fund's shareholders; and 5) to approve a modification to the current manager-of-managers policy with respect to the Fund to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	952,228.117	0.000	0.000	0.000	952,228.117
2	952,228.117	0.000	0.000	0.000	952,228.117
3	952,228.117	0.000	0.000	0.000	952,228.117
4	952,228.117	0.000	0.000	0.000	952,228.117
5	952,228.117	0.000	0.000	0.000	952,228.117

Proposals passed.